NEWS RELEASE

For Immediate Release
January 23, 2018

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Annual Earnings

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $4.1 billion bank holding company headquartered in Charleston, West Virginia, today announced net income of $54.3 million and diluted earnings of $3.48 per share for the year ended December 31, 2017. The results for the year ended December 31, 2017 include a charge of $7.1 million, or $0.46 per diluted share, to revalue the Company’s net deferred tax assets as a result of the Tax Cuts and Jobs Act (“TCJA”), which was enacted on December 22, 2017.

Highlights of the Company’s performance and results for the year ended December 31, 2017 include the following:

•
Return on assets and return on tangible equity of 1.33% and 13.1%, respectively. Excluding the impact of the revaluation of the Company’s net deferred tax assets, return on assets and return on tangible equity would have been 1.50% and 14.8%, respectively.

•
Reported net interest income increased $7.2 million (6.0%) from the year ended December 31, 2016, while net interest income exclusive of accretion from fair value adjustments on recent acquisitions increased $8.7 million (7.5%) from the year ended December 31, 2016.

•	Realized $4.5 million of investment gains from the sales of pooled trust preferred securities during the year ended December 31, 2017.

•	Total loan growth of $81.2 million (2.7%) from December 31, 2016 to December 31, 2017.

•	During 2017, the Company sold 441,000 common shares at a weighted average price of $64.48 per share, net of broker fees, pursuant to an at-the-market common stock offering.

•
Asset quality continues to remain strong with nonperforming assets declining from $18.7 million, or 0.61% of total loans and other real estate owned at December 31, 2016 to $14.1 million, or 0.45%, at December 31, 2017.

Highlights of the Company’s fourth quarter performance include the following:

•
Return on assets and return on tangible equity of 0.94% and 9.0%, respectively. Excluding the impact of the revaluation of the Company’s net deferred tax assets, return on assets and return on tangible equity would have been 1.62% and 15.6%, respectively.

•
Reported net interest income increased $0.4 million from the quarter ended September 30, 2017, while net interest income exclusive of accretion from fair value adjustments increased $0.1 million from the quarter ended September 30, 2017.

•	Total loan growth of $21.5 million (2.8% annualized) from September 30, 2017 to December 31, 2017.

Net Interest Income

The Company’s net interest income increased from $118.9 million for the year ended December 31, 2016 to $126.1 million for the year ended December 31, 2017. The Company’s tax equivalent net interest income increased $7.8 million, or 6.5%, from $119.8 million for the year ended December 31, 2016 to $127.6 million for the year ended December 31, 2017. This increase was due primarily to higher average balances on commercial loans ($132.0 million) which increased interest income by $5.1 million, and residential real estate loans ($33.5 million) which increased interest income by $1.3 million as compared to the year ended December 31, 2016. Increased interest yields on residential real estate loans also increased net interest income by $1.8 million compared to the year ended December 31, 2016. In addition, higher average investment balances ($86.9 million) increased investment income by $3.2 million. These increases were partially offset by increased interest expense on interest bearing deposits ($3.0 million), primarily due to an increase in the cost of funds, and lower accretion from fair value adjustments on recent acquisitions ($1.0 million). The Company’s reported net interest margin decreased from 3.50% for the year ended December 31, 2016 to 3.46% for the year ended December 31, 2017. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.41% for the year ended December 31, 2016 and 3.40% for the year ended December 31, 2017.

The Company’s net interest income increased from $32.0 million during the third quarter of 2017 to $32.4 million during the fourth quarter of 2017. During the fourth quarter of 2017, the Company’s tax equivalent net interest income increased $0.4 million, or 1.2%, to $32.8 million from $32.4 million during the third quarter of 2017. Higher accretion from fair value adjustments from recent acquisitions increased net interest income $0.2 million from the quarter ended September 30, 2017. In addition, higher average loan balances ($20.3 million) and higher average investment balances ($20.1 million) increased net interest income by $0.2 million and $0.1 million, respectively. These increases were partially offset by increased interest expense of $0.2 million as a result of higher interest rates on interest bearing liabilities. The Company’s reported net interest margin increased modestly from 3.45% for the third quarter of 2017 to 3.46% for the fourth quarter of 2017. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.39% for the quarter ended December 31, 2017 and 3.42% for the quarter ended September 30, 2017.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved from 0.61% at December 31, 2016 to 0.45% at December 31, 2017. Total nonperforming assets decreased from $18.7 million at December 31, 2016 to $14.1 million at December 31, 2017. Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations. Total past due loans increased from $8.6 million, or 0.28% of total loans outstanding, at December 31, 2016 to $11.0 million, or 0.35% of total loans outstanding, at December 31, 2017.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a provision for loan losses of $0.4 million in the fourth quarter of 2017 and $3.0 million for the year ended December 31, 2017, compared to $1.3 million and $4.4 million for the comparable periods in 2016. The provision for loan losses recorded in 2017 reflects revisions to the regulatory rating of a shared national credit ("SNC") in which the Company is a participant, changes in the quality of the portfolio and general improvement in the Company's historical loss rates used to compute the allowance not specifically allocated to individual credits. SNCs are credit facilities greater than $20 million that are shared by three or more federally supervised financial institutions and are reviewed annually by regulatory authorities at the agent bank level. The SNC that the Company is a participant is for a local customer that outgrew the lending limit of the Company and involves three local banks. The reserve recorded in 2017 of $1.1 million related to this SNC reflects the loss factors associated with the rating assigned to this SNC as a result of the current year review by the Office of the Comptroller of the Currency (“OCC”). The Company’s balance outstanding at December 31, 2017 associated with this SNC is $27.7 million, with an additional commitment of $6.2 million related to a line of credit to the borrower. As of December 31, 2017, the SNC is performing in accordance with terms and debt service coverage ratios are acceptable. Changes in the amount of the allowance and related provision are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Non-interest income was $63.6 million for 2017 as compared to $58.8 million for 2016. During 2017, the Company realized $4.5 million of investment gains compared to $3.5 million during 2016. These gains represented partial recoveries of impairment charges previously recognized on pools of trust preferred securities. Exclusive of these gains, non-interest income increased from $55.3 million for the year ended December 31, 2016 to $59.1 million for the year ended December 31, 2017. This increase was primarily attributable to an increase of $1.9 million, or 7.0%, in service charges; an increase of $0.9 million, or 26.6%, in bank owned life insurance revenues due to death benefit proceeds; an increase of $0.7 million, or 12.5%, in trust and investment management fee income; and an increase of $0.6 million, or 3.7%, in bankcard revenues.

Non-interest income was $15.6 million during the quarter ended December 31, 2017. During the fourth quarter of 2017, the Company realized $0.2 million of investment gains. These gains represented partial recoveries of impairment charges previously recognized on pools of trust preferred securities. Exclusive of this gain, non-interest income increased from $14.4 million for the fourth quarter of 2016 to $15.4 million for the fourth quarter of 2017. This increase was mainly due to an increase of $0.4 million, or 5.1%, in service charges; an increase of $0.3 million, or 30.4%, in bank owned life insurance revenues due to death benefit proceeds; an increase of $0.2 million, or 12.7%, in trust and investment management fee income; and an increase of $0.2 million, or 4.2%, in bankcard revenues from the fourth quarter of 2016.

Non-interest Expenses

Non-interest expenses remained stable from 2016 to 2017 at $96.1 million and $96.0 million, respectively. The Company experienced decreases in bankcard expenses of $0.5 million, depreciation expense of $0.4 million, and FDIC insurance expenses of $0.3 million. However, these decreases were essentially offset by increases in occupancy and equipment expenses of $0.3 million, advertising expenses of $0.3 million, salaries and employee benefits of $0.2 million, telecommunication expenses of $0.2 million and repossessed asset losses, net of expenses, of $0.2 million.

Non-interest expenses increased $0.4 million from $22.5 million in the quarter ended December 31, 2016 to $22.9 million in the quarter ended December 31, 2017. This increase was due to an increase in other expenses of $0.5 million, advertising expenses of $0.3 million, and FDIC insurance expense of $0.2 million. These increases were partially offset by a decrease in salaries and employee benefits of $0.3 million due primarily to lower health insurance expenses, depreciation expense of $0.1 million, and occupancy and equipment expenses of $0.1 million.

Balance Sheet Trends

For the year ending December 31, 2017, period end loan balances increased $81.2 million (2.7%) to $3.13 billion. Commercial loans increased $70.9 million (5.0%) and residential real estate loans increased $16.8 million (1.2%) from December 31, 2016 to December 31, 2017.

Total average depository balances increased $131.6 million, or 4.2%, from the year ended December 31, 2016 to the year ended December 31, 2017. The Company had increases in savings deposits ($60.2 million), time deposits ($38.0 million), interest bearing deposits ($20.0 million) and noninterest deposits ($13.3 million).

Income Tax Expense

The Company’s effective income tax rate for the quarter and year ended December 31, 2017 was 60.8% and 40.2%, respectively, compared to 30.2% and 32.5% for the comparable periods in 2016. On December 22, 2017, the President signed the TCJA into law. Among other things, the TCJA reduced the corporate income tax rate from 35% to 21%, effective January 1, 2018. As a result of this decrease in the corporate income tax rate, the Company reassessed its deferred tax assets and liabilities, which resulted in a charge to earnings in the fourth quarter of 2017 of $7.1 million. In addition, during the years ended December 31, 2017 and December 31, 2016, the Company reduced income tax expense by $0.3 million and $0.5 million, respectively, due to the recognition of previously unrecognized tax positions subsequent to the close of the statute of limitations for previous tax years. Exclusive of these items, the Company’s tax rate from operations was 33.4% and 32.7% for the quarter and year ended December 31, 2017, respectively, compared to 32.8% and 33.2% for the comparable periods in 2016.

The TCJA also revamps the tax code to expand Section 162(m) limits to other proxy officers, reduces the dividends received deduction (“DRD”) from 70% to 50%, eliminates the deduction of entertainment expenses and various other changes. The Company does not anticipate any of these changes will significantly impact its 2018 and subsequent years’ tax provisions. Overall, the Company anticipates that the effects of the TCJA will be favorable in 2018 due to a reduction in the corporation federal income tax rate from 35% to 21%.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 94.3% and the loan to asset ratio was 75.7% at December 31, 2017. The Company maintained investment securities totaling 15.2% of assets as of the same date. The Company’s deposit mix is weighted toward checking and saving accounts that fund 54.0% of assets at December 31, 2017. Time deposits fund 26.2% of assets at December 31, 2017, with time deposits of more than $250,000 funding only 2.8% of assets, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio increased from 9.3% at December 31, 2016 to 10.5% at December 31, 2017. In 2017, the Company sold 441,000 common shares at a weighted average price of $64.48 per share, net of broker fees, pursuant to an at-the-market common stock offering. At December 31, 2017, City National Bank’s Leverage Ratio was 8.43%, its Common Equity Tier I ratio was 11.93%, its Tier I Capital ratio was 11.93%, and its Total Risk-Based Capital ratio was 12.61%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On December 13, 2017, the Board approved a quarterly cash dividend of $0.46 cents per share payable January 31, 2018, to shareholders of record as of January 15, 2018. This increase represented a 4.5% increase from the $0.46 cents per share dividend paid in the third quarter of 2017.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 86 branches across West Virginia, Virginia, Kentucky and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (12) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (13) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (14) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its Form 10-K for the fiscal year ended December 31, 2017. The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2017 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2017	2017	2017	2017	2016	2017	2016

Earnings
Net Interest Income (FTE)	$32,760	$32,384	$31,632	$30,804	$30,638	$127,582	$119,817
Net Income available to common shareholders	9,669	13,932	14,688	16,026	14,656	54,310	52,128

Per Share Data
Earnings per share available to common shareholders:
Basic	$0.62	$0.89	$0.94	$1.04	$0.97	$3.49	$3.46
Diluted	0.62	0.89	0.94	1.04	0.97	3.48	3.45
Weighted average number of shares:
Basic	15,472	15,485	15,462	15,252	14,894	15,412	14,900
Diluted	15,497	15,505	15,487	15,277	14,914	15,436	14,913
Period-end number of shares	15,618	15,618	15,617	15,586	15,128	15,618	15,128
Cash dividends declared	$0.46	$0.44	$0.44	$0.44	$0.43	$1.78	$1.72
Book value per share (period-end)	32.17	32.03	31.54	30.90	29.25	32.17	29.25
Tangible book value per share (period-end)	27.14	26.99	26.49	25.83	24.01	27.14	24.01
Market data:
High closing price	$73.98	$71.91	$72.78	$67.93	$68.29	$73.98	$68.29
Low closing price	65.5	59.94	61.34	60.86	48.49	59.94	40.82
Period-end closing price	67.47	71.91	65.87	64.48	67.6	67.47	67.6
Average daily volume	66	54	56	57	57	58	63
Treasury share activity:
Treasury shares repurchased	—	—	—	—	—	—	231
Average treasury share repurchase price	$—	$—	$—	$—	$—	$—	$43.34
Common share issuance:
Common shares issued (in thousands)	—	—	—	441	108	441	108
Average common share issue price (a)	$—	$—	$—	$64.48	$66.21	$64.48	$66.21

Key Ratios (percent)
Return on average assets	0.94%	1.37%	1.43%	1.60%	1.49%	1.33%	1.36%
Return on average tangible equity	9.00%	13.20%	14.20%	16.50%	16.10%	13.10%	14.80%
Yield on interest earning assets	3.95%	3.92%	3.90%	3.88%	3.81%	3.91%	3.88%
Cost of interest bearing liabilities	0.64%	0.61%	0.56%	0.54%	0.50%	0.59%	0.49%
Net Interest Margin	3.46%	3.45%	3.46%	3.45%	3.42%	3.46%	3.50%
Non-interest income as a percent of total revenue	32.20%	31.30%	32.30%	31.90%	32.10%	31.90%	31.70%
Efficiency Ratio (b)	47.70%	51.80%	52.00%	53.80%	48.90%	51.50%	54.80%

Price/Earnings Ratio (c)	27.30	20.20	17.52	15.51	17.38	19.36	19.56

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.34%	12.29%	11.99%	11.66%	11.25%
Tangible equity to tangible assets	10.45%	10.49%	10.40%	9.95%	9.30%
Consolidated City Holding Company risk based capital ratios (c):
CET I	15.10%	15.08%	14.88%	14.61%	13.41%
Tier I	15.66%	15.65%	15.45%	15.18%	13.98%
Total	16.34%	16.40%	16.17%	15.91%	14.73%
Leverage	11.00%	11.05%	10.79%	10.83%	10.08%
City National Bank risk based capital ratios (c):
CET I	11.93%	12.74%	12.27%	11.74%	11.23%
Tier I	11.93%	12.74%	12.27%	11.74%	11.52%
Total	12.61%	13.44%	12.96%	12.44%	12.24%
Leverage	8.43%	9.04%	8.62%	8.40%	8.33%

Other
Branches	86	86	85	85	85
FTE	839	835	839	833	847

Assets per FTE	$4,925	$4,910	$4,836	$4,951	$4,704
Deposits per FTE	3,952	3,900	3,907	4,073	3,815

(a) The common share issue price is presented net of commissions and excludes one-time offering costs of approximately $265,000.
(b) The price/earnings ratio is computed based on annualized quarterly earnings.
(c) December 31, 2017 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2017	2017	2017	2017	2016	2017	2016
Interest Income
Interest and fees on loans	$32,529	$32,004	$31,115	$30,104	$30,126	$125,752	$118,138
Interest on investment securities:
Taxable	3,797	3,666	3,480	3,444	3,277	14,387	12,392
Tax-exempt	692	665	686	663	481	2,706	1,622
Interest on deposits in depository institutions	35	31	17	3	—	85	—
Total Interest Income	37,053	36,366	35,298	34,214	33,884	142,930	132,152

Interest Expense
Interest on deposits	3,941	3,796	3,660	3,429	3,137	14,826	12,052
Interest on short-term borrowings	522	349	187	157	188	1,214	472
Interest on long-term debt	201	195	189	181	179	765	683
Total Interest Expense	4,664	4,340	4,036	3,767	3,504	16,805	13,207
Net Interest Income	32,389	32,026	31,262	30,447	30,380	126,125	118,945
Provision for loan losses	422	1,393	510	681	1,301	3,006	4,395
Net Interest Income After Provision for Loan Losses	31,967	30,633	30,752	29,766	29,079	123,119	114,550

Non-Interest Income
Gains on sale of investment securities	200	—	—	4,276	—	4,476	3,513
Service charges	7,355	7,415	7,074	6,730	6,995	28,574	26,703
Bankcard revenue	4,316	4,291	4,372	4,140	4,142	17,120	16,515
Trust and investment management fee income	1,800	1,471	1,612	1,386	1,597	6,269	5,573
Bank owned life insurance	1,241	774	968	1,229	952	4,212	3,326
Other income	655	660	895	746	685	2,956	3,195
Total Non-Interest Income	15,567	14,611	14,921	18,507	14,371	63,607	58,825

Non-Interest Expense
Salaries and employee benefits	12,158	12,876	12,945	13,078	12,427	51,057	50,883
Occupancy and equipment	2,695	2,916	2,956	2,838	2,792	11,405	11,095
Depreciation	1,397	1,450	1,510	1,525	1,516	5,884	6,235
FDIC insurance expense	318	328	328	375	137	1,348	1,622
Advertising	711	689	781	733	445	2,914	2,606
Bankcard expenses	960	1,051	970	943	1,011	3,924	4,458
Postage, delivery, and statement mailings	518	517	504	555	492	2,094	2,080
Office supplies	355	377	345	361	320	1,437	1,364
Legal and professional fees	563	504	440	449	515	1,956	1,882

Telecommunications	517	494	492	484	494	1,988	1,813
Repossessed asset losses, net of expenses	145	107	147	336	244	735	890
Other expenses	2,556	3,000	2,755	2,923	2,063	11,239	11,236
Total Non-Interest Expense	22,893	24,309	24,173	24,600	22,456	95,981	96,164
Income Before Income Taxes	24,641	20,935	21,500	23,673	20,994	90,745	77,211
Income tax expense	14,972	7,003	6,812	7,647	6,338	36,435	25,083
Net Income Available to Common Shareholders	$9,669	$13,932	$14,688	$16,026	$14,656	$54,310	$52,128

Distributed earnings allocated to common shareholders	$7,106	$6,797	$6,797	$6,782	$6,428	$27,497	$25,710
Undistributed earnings allocated to common shareholders	2,454	6,981	7,733	9,067	8,051	26,222	25,795
Net earnings allocated to common shareholders	$9,560	$13,778	$14,530	$15,849	$14,479	$53,719	$51,505

Average common shares outstanding	15,472	15,485	15,462	15,252	14,894	15,412	14,900
Shares for diluted earnings per share	15,497	15,505	15,487	15,277	14,914	15,436	14,913

Basic earnings per common share	$0.62	$0.89	$0.94	$1.04	$0.97	$3.49	$3.46
Diluted earnings per common share	$0.62	$0.89	$0.94	$1.04	$0.97	$3.48	$3.45

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Assets
Cash and due from banks	$54,450	$54,281	$54,577	$164,887	$62,263
Interest-bearing deposits in depository institutions	28,058	28,884	27,783	25,925	25,876
Cash and cash equivalents	82,508	83,165	82,360	190,812	88,139

Investment securities available-for-sale, at fair value	550,389	525,633	504,660	470,098	450,083
Investment securities held-to-maturity, at amortized cost	64,449	66,989	69,798	72,308	75,169
Other securities	14,147	15,988	16,039	10,240	14,352
Total investment securities	628,985	608,610	590,497	552,646	539,604

Gross loans	3,127,410	3,105,912	3,083,767	3,074,173	3,046,226
Allowance for loan losses	(18,836)	(19,554)	(19,063)	(19,209)	(19,730)
Net loans	3,108,574	3,086,358	3,064,704	3,054,964	3,026,496

Bank owned life insurance	103,440	102,706	101,960	101,481	100,732
Premises and equipment, net	72,682	72,334	72,809	73,805	75,165
Accrued interest receivable	9,223	9,236	8,122	8,644	8,408
Net deferred tax assets	11,981	22,355	22,944	24,606	28,043
Intangible assets	78,595	78,730	78,865	79,000	79,135
Other assets	36,361	36,060	35,138	38,029	38,681
Total Assets	$4,132,349	$4,099,554	$4,057,399	$4,123,987	$3,984,403

Liabilities
Deposits:
Noninterest-bearing	$666,639	$669,876	$688,223	$714,791	$672,286
Interest-bearing:
Demand deposits	769,245	711,121	722,440	743,246	695,891
Savings deposits	796,275	799,592	797,552	874,031	822,057
Time deposits	1,083,475	1,075,945	1,069,932	1,060,690	1,041,419
Total deposits	3,315,634	3,256,534	3,278,147	3,392,758	3,231,653
Short-term borrowings
Federal Funds purchased	54,000	79,800	46,400	—	64,100
Customer repurchase agreements	198,219	201,664	177,904	186,686	184,205
Long-term debt	16,495	16,495	16,495	16,495	16,495
Other liabilities	45,610	44,746	45,946	46,402	45,512
Total Liabilities	3,629,958	3,599,239	3,564,892	3,642,341	3,541,965

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	46,518
Capital surplus	140,960	140,381	139,972	140,305	112,873
Retained earnings	443,482	441,001	433,944	426,126	417,017
Cost of common stock in treasury	(124,909)	(124,909)	(124,943)	(126,265)	(126,958)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	(513)	883	575	(1,479)	(2,352)
Underfunded pension liability	(4,248)	(4,660)	(4,660)	(4,660)	(4,660)
Total Accumulated Other Comprehensive Loss	(4,761)	(3,777)	(4,085)	(6,139)	(7,012)
Total Stockholders' Equity	502,391	500,315	492,507	481,646	442,438
Total Liabilities and Stockholders' Equity	$4,132,349	$4,099,554	$4,057,399	$4,123,987	$3,984,403

Regulatory Capital
Total CET 1 capital	$429,155	$426,057	$418,449	$409,533	$371,677
Total tier 1 capital	445,155	442,057	434,449	425,533	387,677
Total risk-based capital	464,293	463,198	454,832	445,938	408,406
Total risk-weighted assets	2,841,969	2,824,751	2,812,443	2,807,347	2,772,456

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016

Residential real estate (1)	$1,468,278	$1,465,942	$1,455,578	$1,444,795	$1,451,462
Home equity - junior liens	139,499	139,702	139,534	139,165	141,965
Commercial and industrial	208,484	204,722	197,429	205,011	185,667
Commercial real estate (2)	1,277,576	1,260,906	1,256,736	1,250,106	1,229,516
Consumer	29,162	30,323	30,860	32,043	32,545
DDA overdrafts	4,411	4,317	3,630	3,053	5,071
Gross Loans	$3,127,410	$3,105,912	$3,083,767	$3,074,173	$3,046,226

Construction loans included in:
(1) - Residential real estate loans	$25,270	$19,849	$12,056	$9,777	$14,182
(2) - Commercial real estate loans	28,871	24,318	20,204	18,499	12,840

Secondary Mortgage Loan Activity
Mortgage loans originated	$2,593	$4,474	$5,433	$3,951	$6,444
Mortgage loans sold	2,975	4,732	5,465	6,118	4,936
Mortgage loans gain on loans sold	79	128	142	167	107

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2017	2017	2017	2017	2016	2017	2016
Allowance for Loan Losses
Balance at beginning of period	$19,554	$19,063	$19,209	$19,730	$19,550	$19,730	$19,251

Charge-offs:
Commercial and industrial	(250)	(40)	(57)	(53)	—	(400)	(148)
Commercial real estate	(156)	(282)	(102)	(180)	(463)	(720)	(1,676)
Residential real estate	(342)	(411)	(258)	(626)	(453)	(1,637)	(1,734)
Home equity	(147)	(17)	(118)	(121)	(90)	(403)	(390)
Consumer	(13)	(18)	(23)	(6)	(24)	(60)	(126)
DDA overdrafts	(725)	(718)	(635)	(636)	(395)	(2,714)	(1,412)
Total charge-offs	(1,633)	(1,486)	(1,193)	(1,622)	(1,425)	(5,934)	(5,486)

Recoveries:
Commercial and industrial	1	2	53	2	1	58	14
Commercial real estate	20	60	21	11	40	112	487
Residential real estate	8	130	131	25	74	294	187
Home equity	—	45	—	—	—	45	—
Consumer	17	21	14	11	9	63	118
DDA overdrafts	447	326	319	371	180	1,463	764
Total recoveries	493	584	538	420	304	2,035	1,570

Net charge-offs	(1,140)	(903)	(655)	(1,202)	(1,121)	(3,900)	(3,916)
Provision for (recovery of) acquired loans	122	—	58	(19)	(1)	161	163
Provision for loan losses	300	1,393	451	700	1,302	2,845	4,232
Balance at end of period	$18,836	$19,554	$19,063	$19,209	$19,730	$18,836	$19,730

Loans outstanding	$3,127,410	$3,105,912	$3,083,767	$3,074,173	$3,046,226
Allowance as a percent of loans outstanding	0.6%	0.63%	0.62%	0.62%	0.65%
Allowance as a percent of non-performing loans	178.4%	182.8%	177.6%	167.7%	140.1%

Average loans outstanding	$3,110,084	$3,089,793	$3,073,255	$3,055,979	$3,006,426	$3,082,448	$2,920,837
Net charge-offs (annualized) as a percent of average loans outstanding	0.15%	0.12%	0.09%	0.16%	0.15%	0.13%	0.13%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Nonaccrual Loans
Residential real estate	$2,814	$2,556	$1,608	$2,810	$4,302
Home equity	168	92	153	114	100
Commercial and industrial	1,345	1,325	1,571	1,353	1,958
Commercial real estate	5,970	6,700	7,250	7,141	7,341
Consumer	—	—	—	—	—
Total nonaccrual loans	10,297	10,673	10,582	11,418	13,701
Accruing loans past due 90 days or more	262	22	150	35	382
Total non-performing loans	10,559	10,695	10,732	11,453	14,083
Other real estate owned	3,585	3,995	4,204	4,405	4,588
Total non-performing assets	$14,144	$14,690	$14,936	$15,858	$18,671

Non-performing assets as a percent of loans and other real estate owned	0.45%	0.47%	0.48%	0.52%	0.61%

Past Due Loans
Residential real estate	$6,718	$5,295	$5,648	$3,876	$6,074
Home equity	851	873	628	301	673
Commercial and industrial	692	304	259	611	94
Commercial real estate	2,086	520	819	1,014	1,115
Consumer	42	26	70	38	39
DDA overdrafts	575	551	527	330	599
Total past due loans	$10,964	$7,569	$7,951	$6,170	$8,594

Total past due loans as a percent of loans outstanding	0.35%	0.24%	0.26%	0.20%	0.28%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$21,005	$20,741	$20,647	$20,294	$20,643
Home equity	3,047	2,947	3,146	3,104	3,105
Commercial and industrial	135	31	35	38	42
Commercial real estate	8,381	8,427	8,483	8,513	5,525
Consumer	—	—	—	—	—
Total accruing TDRs	$32,568	$32,146	$32,311	$31,949	$29,315

Non-Accruing
Residential real estate	$84	$47	154	$100	$172
Home equity	50	—	—	30	30
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$134	$47	$154	$130	$202

Total TDRs	$32,702	$32,193	$32,465	$32,079	$29,517

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,608,509	$16,321	4.03%	$1,598,037	$16,117	4.00%	$1,597,711	$15,469	3.85%
Commercial, financial, and agriculture (2)	1,468,701	15,269	4.12%	1,457,821	14,903	4.06%	1,372,197	13,518	3.92%
Installment loans to individuals (2), (3)	32,874	679	8.19%	33,935	630	7.37%	36,518	696	7.59%
Previously securitized loans (4)	***	260	***	***	353	***	***	443	***
Total loans	3,110,084	32,529	4.15%	3,089,793	32,003	4.11%	3,006,426	30,126	3.99%
Securities:
Taxable	526,645	3,797	2.86%	507,106	3,666	2.87%	479,272	3,277	2.72%
Tax-exempt (5)	91,886	1,064	4.59%	91,276	1,024	4.45%	64,351	739	4.57%
Total securities	618,531	4,861	3.12%	598,382	4,690	3.11%	543,623	4,016	2.94%
Deposits in depository institutions	31,060	35	0.45%	31,517	31	0.39%	11,117	—	—
Total interest-earning assets	3,759,675	37,425	3.95%	3,719,692	36,724	3.92%	3,561,166	34,142	3.81%
Cash and due from banks	65,636			62,723			68,514
Premises and equipment, net	73,109			72,756			75,744
Other assets	247,688			247,076			249,271
Less: Allowance for loan losses	(20,981)			(20,038)			(20,024)
Total assets	$4,125,127			$4,082,209			$3,934,671

Liabilities:
Interest-bearing demand deposits	$702,614	$167	0.09%	$700,625	$159	0.09%	$689,784	$157	0.09%
Savings deposits	797,311	313	0.16%	821,949	321	0.15%	793,362	276	0.14%
Time deposits (2)	1,079,179	3,462	1.27%	1,070,941	3,316	1.23%	1,036,103	2,704	1.04%
Short-term borrowings	296,139	522	0.70%	230,030	349	0.60%	233,192	188	0.32%
Long-term debt	16,495	201	4.83%	16,495	195	4.69%	16,495	179	4.32%
Total interest-bearing liabilities	2,891,738	4,665	0.64%	2,840,040	4,340	0.61%	2,768,936	3,504	0.50%
Noninterest-bearing demand deposits	681,554			698,106			680,604
Other liabilities	42,899			42,202			42,354
Stockholders' equity	508,936			501,861			442,777
Total liabilities and
stockholders' equity	$4,125,127			$4,082,209			$3,934,671
Net interest income		$32,760			$32,384			$30,638
Net yield on earning assets			3.46%			3.45%			3.42%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	$126	$122	$160
Commercial, financial, and agriculture	438	235	145
Installment loans to individuals	27	3	13
Time deposits	—	—	148
	$591	$360	$466

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended
	December 31, 2017			December 31, 2016
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,598,579	$63,649	3.98%	$1,565,079	$60,736	3.88%
Commercial, financial, and agriculture (2)	1,450,144	58,243	4.02%	1,318,094	52,812	4.01%
Installment loans to individuals (2), (3)	33,725	2,514	7.45%	37,664	2,917	7.75%
Previously securitized loans (4)	***	1,346	***	***	1,673	***
Total loans	3,082,448	125,752	4.08%	2,920,837	118,138	4.04%
Securities:
Taxable	492,783	14,387	2.92%	444,110	12,392	2.79%
Tax-exempt (5)	89,341	4,163	4.66%	51,096	2,494	4.88%
Total securities	582,124	18,550	3.19%	495,206	14,886	3.01%
Deposits in depository institutions	27,142	85	0.31%	10,115	—	—%
Total interest-earning assets	3,691,714	144,387	3.91%	3,426,158	133,024	3.88%
Cash and due from banks	85,473			95,295
Premises and equipment, net	73,540			76,056
Other assets	249,193			257,525
Less: Allowance for loan losses	(20,246)			(19,953)
Total assets	$4,079,674			$3,835,081

Liabilities:
Interest-bearing demand deposits	$705,412	$643	0.09%	$685,399	$615	0.09%
Savings deposits	832,512	1,311	0.16%	772,296	975	0.13%
Time deposits (2)	1,067,181	12,872	1.21%	1,029,172	10,462	1.02%
Short-term borrowings	230,529	1,214	0.53%	176,065	472	0.27%
Long-term debt	16,495	765	4.64%	16,495	683	4.14%
Total interest-bearing liabilities	2,852,129	16,805	0.59%	2,679,427	13,207	0.49%
Noninterest-bearing demand deposits	693,280			679,950
Other liabilities	41,597			44,673
Stockholders' equity	492,668			431,031
Total liabilities and
stockholders' equity	$4,079,674			$3,835,081
Net interest income		$127,582			$119,817
Net yield on earning assets			3.46%			3.50%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	530	698
Commercial, financial, and agriculture	1,345	1,505
Installment loans to individuals	44	112
Time deposits	16	592
	$1,935	$2,907

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2017	2017	2017	2017	2016	2017	2016
Net Interest Income/Margin
Net interest income ("GAAP")	$32,389	$32,026	$31,262	$30,447	$30,380	$126,125	$118,945
Taxable equivalent adjustment	371	358	370	357	258	1,456	869
Net interest income, fully taxable equivalent	$32,760	$32,384	$31,632	$30,804	$30,638	$127,581	$119,814

Average interest earning assets	$3,759,675	$3,719,692	$3,669,715	$3,615,884	$3,561,166	$3,691,714	$3,426,158
Net Interest Margin	3.46%	3.45%	3.46%	3.45%	3.42%	3.46%	3.5%

Net interest income ("GAAP")	$32,389	$32,026	$31,262	$30,447	$30,380	$126,125	$118,945
Taxable equivalent adjustment	371	358	370	357	258	1,456	869
Accretion related to fair value adjustments	(591)	(360)	(646)	(338)	(466)	(1,935)	(2,907)
Net interest income, fully taxable equivalent, excluding accretion	$32,169	$32,024	$30,986	$30,466	$30,172	$125,646	$116,907

Net Interest Margin (excluding accretion)	3.39%	3.42%	3.42%	3.42%	3.37%	3.40%	3.41%

Tangible Equity Ratio (period end)
Tangible common equity to tangible assets	10.45%	10.49%	10.4%	9.95%	9.3%
Effect of goodwill and other intangibles, net	1.7%	1.72%	1.74%	1.72%	1.8%
Equity to assets ("GAAP")	12.16%	12.2%	12.14%	11.68%	11.1%

Return on tangible equity ("GAAP")	10.45%	13.17%	14.22%	16.52%	16.13%	13.13%	14.83%
Impact of effective tax rate decrease on deferred taxes	5.11%	—%	—%	—%	—%	1.63%	—%

Return on tangible equity, excluding Impact of effective tax rate decrease on deferred taxes	15.56%	13.17%	14.22%	16.52%	16.13%	14.75%	14.83%

Return on assets ("GAAP")	0.94%	1.37%	1.43%	1.6%	1.49%	1.33%	1.36%
Impact of effective tax rate decrease on deferred taxes	0.68%	—%	—%	—%	—%	0.17%	—%
Return on Assets, excluding Impact of effective tax rate decrease on deferred taxes	1.62%	1.37%	1.43%	1.6%	1.49%	1.5%	1.36%

Income tax expense ("GAAP")	$14,972	$7,003	$6,812	$7,647	$6,338	$36.435	$25.083
FIN 48	331	—	—	—	554	331	554
Impact of effective tax rate decrease on deferred taxes	(7,069)	—	—	—	—	(7.069)	—
Income tax expense, excluding FIN 48	$8,234	$7,003	$6,812	$7,647	$6,892	$29.697	$25.637

Income before income taxes	$24,641	$20,935	$21,500	$23,673	$20,994	$90,745	$77,211

Effective tax rate, excluding FIN 48	60.8%	33.5%	31.7%	32.3%	30.2%	40.2%	32.5%
Effective tax rate ("GAAP")	33.4%	33.5%	31.7%	32.3%	32.8%	32.7%	33.2%